Exhibit 99.3

FEBRUARY 22, 2022

BRIGHTSPIRE CAPITAL

INVESTOR PRESENTATION
FOURTH QUARTER 2021

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: operating costs and business disruption may be greater than expected; uncertainties regarding the ongoing impact of the novel coronavirus (COVID-19) and its adverse impact on the real estate market, the economy and the Company's investments, financial condition and business operation; the Company's operating results may differ materially from the information presented in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as in the Company's other filings with the Securities and Exchange Commission; the fair value of the Company's investments may be subject to uncertainties; the Company's use of leverage could hinder its ability to make distributions and may significantly impact its liquidity position; the ability to simplify the portfolio, realize substantial efficiencies as well as anticipated strategic and financial benefits, including, but not limited to expected cost savings through the internalization or expected returns on equity and/or yields on investments; the timing of and ability to generate additional liquidity and deploy available liquidity, including in senior mortgage loans; whether the Company will achieve its anticipated Distributable Earnings per share (as adjusted), or maintain or produce higher Distributable Earnings per share (as adjusted) in the near term or ever; the Company's ability to maintain or grow the dividend at all in the future; defaults by borrowers in paying debt service on outstanding indebtedness, borrowers' abilities to manage and stabilize properties; deterioration in the performance of the properties securing our investments (including depletion of interest and other reserves or payment-in-kind concessions in lieu of current interest payment obligations) that may cause deterioration in the performance of our investments and, potentially, principal losses to us; adverse impacts on the Company's corporate revolver, including covenant compliance and borrowing base capacity; adverse impacts on the Company's liquidity, including margin calls on master repurchase facilities; lease payment defaults or deferrals, demands for protective advances and capital expenditures; the ability of the Company to refinance certain mortgage debt on similar terms to those currently existing or at all; the ability to execute CRE CLO's on a go forward basis, including at a reduced cost of capital; and the impact of legislative, regulatory, tax and competitive changes, and the actions of government authorities and in particular those affecting the commercial real estate finance and mortgage industry or our business. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in Part I, Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as in BrightSpire Capital's other filings with the Securities and Exchange Commission. Moreover, each of the factors referenced above are likely to also be impacted directly or indirectly by the ongoing impact of COVID-19 and investors are cautioned to interpret substantially all of such statements and risks as being heightened as a result of the ongoing impact of the COVID-19.

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. BrightSpire Capital is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and BrightSpire Capital does not intend to do so.

COMPANY HIGHLIGHTS

BrightSpire Capital, Inc. ("BRSP" or the "Company") is a large scale internally-managed commercial real estate credit REIT with a growing balance sheet

BRIGHTSPIRE CAPITAL

- Transparent organizational model led by veteran management team with proven track record
- Simple strategy focused on building current and predictable earnings and sustainable dividends
- Stable and diversified balance sheet with **$5.0B** of total at-share assets and **$1.6B** of book equity value[1]
- Ample liquidity to drive pipeline and earnings. **$434M** of total liquidity, **$269M** of unrestricted cash[2]
- Growing investment portfolio of primarily senior loans and net lease assets. **$3.5B** loan portfolio, up from $2.4B year-over-year (**46%** growth)
- Prudent balance sheet with embedded financing capacity. **1.9x** debt-to-equity ratio, **$165M** undrawn corporate revolver and **$0.9B** repurchase facility availability[2]

Amounts presented are as of December 31, 2021, unless otherwise stated; at BRSP share

1. Based on undepreciated book value; excludes the impact of accumulated depreciation and amortization on real estate investments
2. As of February 17, 2022

KEY METRICS SNAPSHOT

Diversified and growing $5.0 billion portfolio primarily comprised of senior loans and net lease assets

Quick Facts

Total At-Share Assets ($B) (Undepreciated)	**$5.0**
Current Liquidity ($M)[1]	**$434**
Q4'21 Adjusted Distributable Earnings ($M)* Per Share	**$36.1** $0.27
Q4'21 Dividend Per Share	**$0.18**
Book Value (GAAP) ($B) Per Share	**$1.5** $11.22
Book Value (Undepreciated) ($B) Per Share	**$1.6** $12.37

Investment Portfolio[2]



15%
3%
1%
10%
71%
Senior mortgage loans
Mezzanine loans
Preferred equity
Loan Portfolio 82%
Net lease & other real estate
CRE debt securities

New Originations

	2021	YTD22[3]
Number of Loans	64	19
Total Committed Capital ($B)	$1.9	$0.7
Average Loan Size ($M)	$29	$35
W.A. Coupon Spread	L+345	S+352
% Floating Rate (Senior Loans)	100%	100%

Capital Structure

Total Capitalization ($B)	$4.8
Total Outstanding Debt ($B)	$3.2
Debt-to-Equity Ratio	1.9x
Debt-to-Asset Ratio	63%
Blended All-in Cost of Financing	2.48%



14%
1%
34%
19%
32%
Stockholders' equity (undepreciated)
Securitization bonds payable (non-recourse)
Master repurchase facilities (limited recourse)
Mortgage debt (non-recourse)
Other debt (non-recourse)

BRIGHTSPIRE CAPITAL

* Refer to the Appendix for a definition and reconciliation to GAAP net income
Amounts presented are as of December 31, 2021, unless otherwise stated; at BRSP share
1. As of February 17, 2022
2. Based on GAAP net carrying value; includes the impact of accumulated depreciation and amortization related to real estate investments; excludes cash and other net assets and CECL reserves
3. As of February 17, 2022; based on total committed capital and includes both closed and in-execution deals; W.A. coupon spread excludes one mezzanine loan

ACCOMPLISHMENTS & PRIORITIES

BRSP executed on its business plan in 2021 and is well-positioned for 2022

2021 Accomplishments

- **Internalized on April 30th and Rebranded to BrightSpire Capital, Inc. on June 24th**
- **$1.9 Billion of New Loan Originations Across 64 Loans(1)**
- **Increased Earnings**
  Q4'21 Adj. Distributable Earnings of $0.27/share (93% growth since Q1'22)
- **Reinstated and Grew Dividend**
  Consecutive quarterly dividend increases in 2021
  Reinstated at $0.10/share for Q1'21 and grew to $0.18/share for Q4'21 (80% growth since Q1'21)
- **Fully Realized Internalization Cost Savings**
  $16M annual cash G&A savings ($0.12/share)
- **Executed $800M CLO Offering and $165M New Corporate Revolving Credit Facility(2)**

2022 Priorities

- **Deploy Cash on the Balance Sheet while Managing Repayments and Maintaining Flexible Liquidity**
- **Grow Earnings and Dividend**
- **Evaluate Capital Raising and Other Growth Opportunities**
- **Reduce the Trading Gap between Stock Price and Book Value**

BRIGHTSPIRE CAPITAL

Amounts presented are as of February 17, 2022 unless otherwise stated; at BRSP share
1. Represents total committed capital
2. New corporate revolving credit facility executed on January 28, 2022

GROWING & DIVERSIFIED LOAN PORTFOLIO

BRSP has grown the portfolio while lowering exposure to large balance loans in 2021

Growth – Shift to Senior Loans[1]



Senior Loans
Subordinate Debt
Loan Portfolio
$2.4B
$0.3B
$2.1B
(86% senior loans)
Loan Portfolio
$3.5B
$0.1B
$3.4B
(96% senior loans)
Q4'20
Q4'21

- **$3.5B** loan portfolio, up from $2.4B year-over-year (**46%** growth)
- **96%** senior loan composition, up from 86% year-over-year

Loan Size – Diversified Risk Concentration[1]



$75M+
26%
<$25M
23%
$51-$75M
15%
$25-$50M
36%

- Average loan size **$36M**, down from $48M year-over-year
- Total loan count **98**, up from 50 year-over-year

BRIGHTSPIRE CAPITAL

Amounts presented are as of December 31, 2021, unless otherwise stated; at BRSP share
1. Based on GAAP gross carrying value; excludes cash and other net assets and CECL reserves

IMPROVED LOAN PORTFOLIO RISK PROFILE

BRSP significantly improved the risk profile of the portfolio in 2021

Diversification – Increasing Multifamily[1]



Q4'20
Q4'21
34%
52%
34%
33%
32%
15%
MULTIFAMILY
OFFICE
ALL OTHER(2)

- **52%** multifamily exposure, up from 34% year-over-year (**53%** growth)
- **15%** exposure to hotel or other property types, down from 32% year-over-year

Transition – Improving Quality[1]



Q4'20
Q4'21
6%
0%
16%
4%
7%
2%
NON-PERFORMING
DEVELOPMENT
PIK

- Reduction in W.A. risk ranking from 3.7 to **3.1** year-over-year
- Significantly reduced exposure to non-performing, development and PIK loans year-over-year

BRIGHTSPIRE CAPITAL

Amounts presented are as of December 31, 2021, unless otherwise stated; at BRSP share
1. Based on GAAP gross carrying value; excludes cash and other net assets and CECL reserves
2. Includes hotel, industrial, other / mixed-use and retail property types

SIGNIFICANT ORIGINATIONS ACTIVITY

Building quality earnings through the deployment of cash into first mortgages with a focus on multifamily and office in growth markets

Powerful Originations Platform Producing Results

- **$2.7B** of new originations closed or under contract since Q3'20 across **88** loans[1]
- **$1.9B** of new originations in 2021 across **64** loans, **100%** floating rate
- Subsequent to Q4'21, **$658M** of new originations closed or under contract across **19** loans, **88%** acquisition financing[1]
- Emphasis on diversification and reducing average loan balances which currently stands at **$36M**

Team with Proven CRE, Lending & Credit Expertise

Collateral Diversification[2]



2%
1%
28%
69%
Multifamily
Office
Mixed-use
Industrial

Region Diversification[2]



11%
13%
48%
28%
Southwest
West
Southeast
Northeast

New Originations with Predictable and Quality Earnings

	2021	YTD22[3]
Number of Loans	64	19
Total Committed Capital / Initial Funding	$1.9B / $1.7B	$0.7B / $0.5B
Average Loan Size (Committed Capital)	$29M	$35M
W.A. Coupon Spread	L+345	S+352
% Floating Rate (Senior Loans)	100%	100%
% Acquisition Financing	72%	88%

BRIGHTSPIRE CAPITAL

Amounts presented are as of February 17, 2022, unless otherwise stated; at BRSP share
1. Amounts presented include both closed and in-execution deals as of February 17, 2022
2. Based on 2021 and YTD22 total committed capital
3. Amounts presented include both closed and in-execution deals as of February 17, 2022; W.A. coupon spread excludes one mezzanine loan

LENDING MARKET UPDATE

CRE Debt Market

- Economic recovery underway
- Interest rates remain at historic lows, fueling transaction volume
- Expectations of rising rates favors floating rate loans
- Multifamily, industrial are preferred asset classes; select office and other niche asset classes such as self storage

BRSP Investment Themes

- Lending into the path of growth
- Middle market focus
- $25 to $50 million average loan size
- 2 to 3-year initial term
- In-place cash flows and prudent advance rates
- Primarily multifamily and office within the U.S.
- Select subordinate loans; no land or predevelopment loans

ROBUST INVESTMENT PLATFORM

Rigorous underwriting and screen process for each investment

Comprehensive Investment Capabilities

- 55 dedicated professionals throughout the U.S.
- Deep relationships with borrowers and intermediaries
- Real-time real estate market intelligence
- Expertise in identifying, evaluating and structuring investments
- Ability to source investments across the capital stack

Screening & Evaluation Process (Full Year 2021)



Total Investments Evaluated
# of Investments / Face Value ($B)
2,250 / ~$108B
Total Investments Underwritten
425 / ~$18B
Total Closed
64 / ~$1.9B
% of Investments Evaluated
100%
17%
2%

Amounts presented as of February 17, 2022

PRUDENT CAPITAL STRUCTURE

Capital structure provides flexibility and support to drive growth and return on equity

Capital Structure[1]

1.9x
Debt-to-equity ratio

63%
Debt-to-asset ratio

2.48%
Blended all-in cost of financing



14%
1%
34%
19%
Total Capitalization
$4.8B
32%
Stockholders' equity (undepreciated)
Securitization bonds payable (non-recourse)
Master repurchase facilities (limited recourse)
Mortgage debt (non-recourse)
Other debt (non-recourse)

Access to Diverse and Efficient Financing Sources

- Robust liquidity: $434M of total liquidity, $269M of cash[2]
- Successfully amended and restated $165M corporate revolving credit facility on January 28th
- Moderate leverage ratios with embedded financing capacity and access to additional financing sources
  - ✓ Fully undrawn $165M corporate revolver[2]
  - ✓ Master repurchase facilities / term facilities ($0.9B of availability)[2]
  - ✓ Mortgage debt
  - ✓ Public capital markets
  - ✓ Capital market securitizations

BRIGHTSPIRE CAPITAL

Amounts presented are as of December 31, 2021, unless otherwise stated; at BRSP share
1. Based on stockholders' equity excluding the impact of accumulated depreciation and amortization on real estate investments, where applicable
2. As of February 17, 2022

REDUCING THE TRADING GAP

Q4'21 book value of approximately $1.6 billion and BRSP is trading at over a $3 per share discount

Trading Discount to Book Value Per Share



Q4'21 Book Value
$12.37
$3.28/share or ~$435M between current share price and book value
$1.59/share or ~$210M of equity market cap growth year-over-year
$7.50
$9.09
Investment Portfolio (Investment-Level Only)
$10.30
Cash & Other Net Assets
$2.07
12/31/20 Share Price(1)
2/17/22 Share Price(2)
12/31/21 Book Value(3)

Reducing the Discount

- Deploy Cash on Balance Sheet
- Actively Manage Liability Structure
- Grow Earnings and Dividend

BRIGHTSPIRE CAPITAL

Amounts presented are as of December 31, 2021, unless otherwise stated; at BRSP share
1. Represents BRSP closing share price as of December 31, 2020
2. Represents BRSP closing share price as of February 17, 2022
3. Represents undepreciated book value as of December 31, 2021

Q4 RESULTS SUMMARY

($ in millions, except where noted and per share data)	Q4'21	Q3'21	% Change
GAAP Net Income (Loss) Per Share	**$81.0** $0.63	**$(70.1)** $(0.54)	n.a.
Distributable Earnings (Loss) Per Share	**$22.9** $0.17	**$(68.4)** $(0.51)	n.a.
Adjusted Distributable Earnings Per Share	**$36.1** $0.27	**$35.0** $0.26	4%
Total At-Share Assets (Undepreciated) ($B)	**$5.0**	**$4.4**	14%
Book Value (GAAP) ($B) Per Share	**$1.5** $11.22	**$1.5** $11.04	2%
Book Value (Undepreciated) ($B) *Per Share*	**$1.6** $12.37	**$1.6** $12.00	3%
Quarterly Dividend Per Share	**$0.18**	**$0.16**	13%
CECL Reserve Per Share / Basis Point ("BPS")[2]	**$35.8** $0.27 / 96 bps	**$43.7** $0.33 / 128 bps	(18%)

Investment Type %[1]



3%
15%
Total Investment-level Net Carrying Value
$1.3B
82%
Loan Portfolio
Net Lease & Other Real Estate
CRE Debt Securities

BRIGHTSPIRE CAPITAL

Amounts presented are as of December 31, 2021, unless otherwise stated; at BRSP share

1. Based on GAAP net carrying value; includes the impact of accumulated depreciation and amortization related to real estate investments; excludes cash and other net assets and CECL reserves
2. Reflects CECL reserve as a % (or bps) of the aggregate commitment amount of the total loan portfolio

Q4 PORTFOLIO DETAIL

BRSP's loan portfolio increased 46% year-over-year from $2.4 billion at Q4'20 to $3.5 billion at Q4'21 driven by new senior loan originations

Loan Portfolio	
Total Number of Investments	98
Carrying Value	$3.5B
Average Investment Size	$36M
W.A. Extended Term	3.6 yrs.
W.A. Unlevered Yield	4.9%
W.A. Risk Ranking	3.1
W.A. Loan-to-Value (Senior Loans Only)	70%

Real Estate Portfolio	NNN	Other RE[1]
Total Number of Investments	9	3
Carrying Value	$674M	$199M
Rentable Square Feet	5.2M	1.3M
W.A. % Leased / Remaining Lease Term	100% / 11.1 yrs.	85% / 3.7 yrs.

CRE Debt Securities	
Total Number of Investments	5
Carrying Value	$41M

BRIGHTSPIRE CAPITAL

Amounts presented are as of December 31, 2021, unless otherwise stated; at BRSP share

1. Rentable square feet, W.A. % leased and remaining lease term excludes hotel property type

INVESTMENT OPPORTUNITY

Internalized structure and prudent balance sheet positions the Company on a path towards substantial earnings growth and shareholder value creation

POSITIONED FOR GROWTH

- Internalized, transparent organizational model with dedicated employee base of 55 professionals
- Liquidity position of $434M
- Experienced team to capitalize on growth opportunities
- Efficient operating structure and overhead

A SIMPLE GAME PLAN

- Continue deploying cash on balance sheet
- Focus on first mortgages with in-place cash flows
- **Build earnings**

STABLE & RECURRING EARNINGS

- Build current and predictable earnings
- **Grow dividend**
- **Close valuation discount between current share price and underlying book value**

Amounts presented as of February 17, 2021

COMPANY INFORMATION

BrightSpire Capital (NYSE: BRSP) is internally managed and one of the largest publicly traded commercial real estate (CRE) credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE debt investments and net leased properties predominantly in the United States. CRE debt investments primarily consist of first mortgage loans, which we expect to be the primary investment strategy. BrightSpire Capital is organized as a Maryland corporation and taxed as a REIT for U.S. federal income tax purposes. For additional information regarding the Company and its management and business, please refer to www.brightspire.com.

HEADQUARTERS

New York
590 Madison Avenue
33rd Floor
New York, NY 10022
212-547-2631

STOCK & TRANSFER AGENT

American Stock & Transfer Trust Company (AST)
866-751-6317
help@astfinancial.com

INVESTOR RELATIONS

ADDO Investor Relations
Lasse Glassen
310-829-5400
lglassen@addoir.com

ANALYST COVERAGE

Raymond James
Stephen Laws
901-579-4868

B. Riley
Matt Howlett
917-538-4762

BTIG
Timothy Hayes
212-738-6199

JMP Securities
Steve DeLaney
212-906-3517

WWW.BRIGHTSPIRE.COM

NYSE: BRSP

BRIGHTSPIRE CAPITAL

APPENDIX



BRIGHTSPIRE CAPITAL

IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES AND DEFINITIONS

We present Distributable Earnings, which is a non-GAAP supplemental financial measure of our performance. We believe that Distributable Earnings provides meaningful information to consider in addition to our net income and cash flow from operating activities determined in accordance with U.S. GAAP, and this metric is a useful indicator for investors in evaluating and comparing our operating performance to our peers and our ability to pay dividends. We elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, beginning with our taxable year ended December 31, 2018. As a REIT, we are required to distribute substantially all of our taxable income and we believe that dividends are one of the principal reasons investors invest in credit or commercial mortgage REITs such as our company. Over time, Distributable Earnings has been a useful indicator of our dividends per share and we consider that measure in determining the dividend, if any, to be paid. This supplemental financial measure also helps us to evaluate our performance excluding the effects of certain transactions and U.S. GAAP adjustments that we believe are not necessarily indicative of our current portfolio and operations. For information on the fees we paid the Manager, see Note 10, "Related Party Arrangements" to our consolidated financial statements included in Form 10-K to be filed with the U.S. Securities and Exchange Commission ("SEC").

We define Distributable Earnings as U.S. GAAP net income (loss) attributable to our common stockholders (or, without duplication, the owners of the common equity of our direct subsidiaries, such as our operating partnership or "OP") and excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with our formation or other strategic transactions, (iii) the incentive fee, (iv) acquisition costs from successful acquisitions, (v) gains or losses from sales of real estate property and impairment write-downs of depreciable real estate, including unconsolidated joint ventures and preferred equity investments, (vi) CECL reserves determined by probability of default / loss given default (or "PD/LGD") model, (vii) depreciation and amortization, (viii) any unrealized gains or losses or other similar non-cash items that are included in net income for the current quarter, regardless of whether such items are included in other comprehensive income or loss, or in net income, (ix) one-time events pursuant to changes in U.S. GAAP and (x) certain material non-cash income or expense items that in the judgment of management should not be included in Distributable Earnings. For clauses (ix) and (x), such exclusions shall only be applied after approval by a majority of our independent directors. Distributable Earnings include provision for loan losses when realized. Loan losses are realized when such amounts are deemed nonrecoverable at the time the loan is repaid, or if the underlying asset is sold following foreclosure, or if we determine that it is probable that all amounts due will not be collected; realized loan losses to be included in Distributable Earnings is the difference between the cash received, or expected to be received, and the book value of the asset.

Additionally, we define Adjusted Distributable Earnings as Distributable Earnings excluding (i) realized gains and losses on asset sales, (ii) fair value adjustments or unrealized gains or losses, (iii) realized provision for loan losses and (iv) one-time gains or losses that in the judgement of management should not be included in Adjusted Distributable Earnings. We believe Adjusted Distributable Earnings is a useful indicator for investors to further evaluate and compare our operating performance to our peers and our ability to pay dividends, net of the impact of any gains or losses on assets sales or fair value adjustments, as described above.

Distributable Earnings and Adjusted Distributable Earnings do not represent net income or cash generated from operating activities and should not be considered as an alternative to U.S. GAAP net income or an indication of our cash flows from operating activities determined in accordance with U.S. GAAP, a measure of our liquidity, or an indication of funds available to fund our cash needs. In addition, our methodology for calculating Distributable Earnings and Adjusted Distributable Earnings may differ from methodologies employed by other companies to calculate the same or similar non-GAAP supplemental financial measures, and accordingly, our reported Distributable Earnings and Adjusted Distributable Earnings may not be comparable to the Distributable Earnings and Adjusted Distributable Earnings reported by other companies.

The Company calculates Distributable Earnings per share and Adjusted Distributable Earnings per share, which are non-GAAP supplemental financial measures, based on a weighted average number of common shares and operating partnership units (held by members other than the Company or its subsidiaries).

The Company presents pro rata ("at share" or "at BRSP share") financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro rata financial information by applying its economic interest to each financial statement line item on an investment-by-investment basis. Similarly, noncontrolling interests' ("NCI") share of assets, liabilities, profits and losses was computed by applying noncontrolling interests' economic interest to each financial statement line item. The Company provides pro rata financial information because it may assist investors and analysts in estimating the Company's economic interest in its investments. However, pro rata financial information as an analytical tool has limitations. Other companies may not calculate their pro rata information in the same methodology, and accordingly, the Company's pro rata information may not be comparable to other companies pro rata information. As such, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP, but may be used as a supplement to financial information as reported under GAAP.

We present loan-to-value which reflects the initial loan amount divided by the as-is appraised value as of the date the loan was originated, or by the current principal amount divided by the appraisal value as of the date of the most recent as-is appraisal. For construction loans, loan-to-value reflects the total commitment amount of the loan divided by the as-completed appraised value, or the total commitment amount of the loan divided by the projected total cost basis.

We present risk rankings, which is a supplemental financial disclosure, for loans and preferred equity investments. In addition to reviewing loans and preferred equity for impairments on a quarterly basis, the Company evaluates loans and preferred equity to determine if an allowance for loan loss should be established. In conjunction with this review, the Company assesses the risk factors of each loan and preferred equity investment and assigns a risk rating based on a variety of factors, including, without limitation, underlying real estate performance and asset value, values of comparable properties, durability and quality of property cash flows, sponsor experience and financial wherewithal, and the existence of a risk-mitigating loan structure. Additional key considerations include loan-to-value ratios, debt service coverage ratios, loan structure, real estate and credit market dynamics, and risk of default or principal loss. Based on a five-point scale, the Company's loans and preferred equity investments are rated "1" through "5," from less risk to greater risk. At the time of origination or purchase, loans and preferred equity investments are ranked as a "3" and will move accordingly going forward.

CONSOLIDATED BALANCE SHEET

	December 31, 2021	December 31, 2020
Assets		
Cash and cash equivalents	$ 259,722	$ 474,817
Restricted cash	86,841	65,213
Loans and preferred equity held for investment	3,485,607	2,220,688
Allowance for loan losses	(36,598)	(37,191)
Loans and preferred equity held for investment, net	3,449,009	2,183,497
Real estate securities, available for sale, at fair value	-	10,389
Real estate, net	783,211	839,257
Investments in unconsolidated ventures ($4,406 and $6,883 at fair value, respectively)	20,591	373,364
Receivables, net	54,499	37,375
Deferred leasing costs and intangible assets, net	64,981	75,700
Assets held for sale	44,345	323,356
Other assets	61,860	60,900
Mortgage loans held in securitization trusts, at fair value	813,310	1,768,069
Total assets	$ 5,638,369	$ 6,211,937
Liabilities		
Securitization bonds payable, net	$ 1,500,899	$ 835,153
Mortgage and other notes payable, net	760,583	1,022,757
Credit facilities	905,122	535,224
Due to related party	-	10,060
Accrued and other liabilities	99,814	96,578
Intangible liabilities, net	6,224	7,657
Liabilities related to assets held for sale	-	323
Escrow deposits payable	73,344	36,973
Dividends payable	23,912	-
Mortgage obligations issued by securitization trusts, at fair value	777,156	1,708,534
Total liabilities	4,147,054	4,253,259
Commitments and contingencies		
Equity		
Stockholders' equity		
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	-	-
Common stock, $0.01 par value per share		
Class A, 950,000,000 shares authorized, 129,769,365 and 128,564,930 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	1,298	1,286
Additional paid-in capital	2,855,766	2,844,023
Accumulated deficit	(1,410,562)	(1,234,224)
Accumulated other comprehensive income	8,786	54,588
Total stockholders' equity	1,455,288	1,665,673
Noncontrolling interests in investment entities	1,472	253,225
Noncontrolling interests in the Operating Partnership	34,555	39,780
Total equity	1,491,315	1,958,678
Total liabilities and equity	$ 5,638,369	$ 6,211,937

BRIGHTSPIRE CAPITAL

$ in thousands, except share data; as of December 31, 2021, unless otherwise stated

CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Year Ended December 31, 2021	Year Ended December 31, 2020
Net interest income				
Interest income	$ 49,469	$ 34,848	$ 168,845	$ 156,851
Interest expense	(15,035)	(12,128)	(55,484)	(63,043)
Interest income on mortgage loans held in securitization trusts	9,724	30,905	51,609	92,461
Interest expense on mortgage obligations issued by securitization trusts	(8,504)	(29,325)	(45,460)	(83,952)
Net interest income	35,654	24,300	119,510	102,317
Property and other income				
Property operating income	25,737	37,124	102,634	175,037
Other income	232	757	2,333	1,836
Total property and other income	25,969	37,881	104,967	176,873
Expenses				
Management fee expense	-	7,504	9,596	29,739
Property operating expense	8,151	10,868	30,286	64,987
Transaction, investment and servicing expense	537	2,307	4,556	9,975
Interest expense on real estate	7,900	11,759	32,278	48,860
Depreciation and amortization	8,015	13,000	36,399	59,766
Provision for (reversal of) loan losses, net	(6,626)	(1,724)	(1,432)	78,561
Impairment of operating real estate	-	9,302	-	42,814
Administrative expense (including $1,638, $1,100, $14,016 and $4,367 of equity-based compensation expense, respectively)	11,550	6,983	50,011	26,551
Restructuring charges	-	-	109,321	-
Total expenses	29,527	59,999	271,015	361,253
Other income (loss)				
Unrealized gain (loss) on mortgage loans and obligations held in securitization trusts, net	9,883	(8,932)	41,904	(50,521)
Realized loss on mortgage loans and obligations held in securitization trusts, net	(13,240)	-	(36,623)	-
Other gain (loss) on investments, net	61,555	11,390	74,067	(118,725)
Income (loss) before equity in earnings of unconsolidated ventures and income taxes	90,294	4,640	32,810	(251,309)
Equity in earnings (loss) of unconsolidated ventures	1,128	(65,284)	(131,115)	(135,173)
Income tax benefit (expense)	(6,146)	(646)	(6,276)	10,898
Net income (loss)	**85,276**	**(61,290)**	**(104,581)**	**(375,584)**
Net (income) loss attributable to noncontrolling interests:				
Investment entities	(2,017)	7,563	1,732	13,924
Operating Partnership	(2,213)	1,252	1,803	8,361
Net income (loss) attributable to BrightSpire Capital, Inc. common stockholders	$ 81,045	$ (52,475)	$ (101,046)	$ (353,299)
Net income (loss) per common share – basic and diluted	$ 0.63	$ (0.41)	$ (0.79)	$ (2.75)
Weighted average shares of common stock outstanding – basic and diluted	128,693	128,581	128,496	128,548

BRIGHTSPIRE CAPITAL

In thousands, except per share data; as of December 31, 2021, unless otherwise stated

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

Reconciliation of consolidated balance sheet to at BRSP share balance sheet

	As of December 31, 2021		
	Consolidated	NCI[1]	At BRSP share[2]
Assets			
Loans and preferred equity held for investment, net	$ 3,449,009	$ -	$ 3,449,009
Real estate, net	783,211	13,152	770,059
Investments in unconsolidated ventures	20,591	-	20,591
Deferred leasing costs and intangible assets, net	64,981	1,134	63,847
Assets held for sale	44,345	-	44,345
Mortgage loans held in securitization trusts, at fair value[3]	813,310	777,156	36,154
Cash, restricted cash, receivables and other assets	462,922	1,747	461,175
Total assets	$ 5,638,369	$ 793,189	$ 4,845,180
Liabilities			
Securitization bonds payable, net	$ 1,500,899	$ -	$ 1,500,899
Mortgage and other notes payable, net	760,583	12,318	748,265
Credit facilities	905,122	-	905,122
Intangible liabilities, net	6,224	683	5,541
Mortgage obligations issued by securitization trusts, at fair value[3]	777,156	777,156	-
Other liabilities, escrow deposits payable and dividends payable	197,070	1,560	195,510
Total liabilities	$ 4,147,054	$ 791,717	$ 3,355,337
Total equity (including noncontrolling interests in the Operating Partnership)	$ 1,491,315	$ 1,472	$ 1,489,843
Total liabilities and equity	$ 5,638,369	$ 793,189	$ 4,845,180
Total common shares and OP units outstanding	132,845	132,845	132,845
GAAP net book value per share	$ 11.23	$ 0.01	$ 11.22
Accumulated depreciation and amortization[4]	$ 157,416	$ 3,983	$ 153,433
Accumulated depreciation and amortization per share[4]	$ 1.18	$ 0.03	$ 1.15
Undepreciated book value	$ 1,648,731	$ 5,455	$ 1,643,276
Undepreciated book value per share	$ 12.41	$ 0.04	$ 12.37

BRIGHTSPIRE CAPITAL

In thousands, except per share data; as of December 31, 2021, unless otherwise stated; Unaudited
1. Represents interests in assets held by third party partners
2. Represents the proportionate share attributed to BRSP based on BRSP's ownership % by asset
3. Reflects the net impact of securitization assets and related obligations which are consolidated for accounting purposes
4. Represents net accumulated depreciation and amortization on real estate investments, including related intangible assets and liabilities

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONT'D)

Reconciliation of GAAP net book value to undepreciated book value

		As of December 31, 2021
GAAP net book value (excluding noncontrolling interests in investment entities)	$	1,489,843
Accumulated depreciation and amortization[1]		153,433
Undepreciated book value	$	1,643,276
GAAP net book value per share (excluding noncontrolling interests in investment entities)	$	11.22
Accumulated depreciation and amortization per share[1]		1.15
Undepreciated book value per share	$	12.37
Total common shares and OP units outstanding		132,845

BRIGHTSPIRE CAPITAL

In thousands, except per share data; as of December 31, 2021, unless otherwise stated; Unaudited

1. Represents net accumulated depreciation and amortization on real estate investments, including related intangible assets and liabilities

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONT'D)

Reconciliation of GAAP net income (loss) to Distributable Earnings (Loss)

	Three Months Ended December 31, 2021	Year Ended December 31, 2021
Net income (loss) attributable to BrightSpire Capital, Inc. common stockholders	$ 81,045	$ (101,046)
Adjustments:		
Net income (loss) attributable to noncontrolling interest of the Operating Partnership	2,213	(1,803)
Non-cash equity compensation expense	1,638	14,016
Transaction costs	-	109,321
Depreciation and amortization	8,029	36,447
Net unrealized loss (gain):		
Other unrealized gain on investments	(6,873)	(47,352)
CECL reserves	(7,877)	(2,684)
Gain on sales of real estate, preferred equity and investments in unconsolidated joint ventures	(57,045)	(66,827)
Adjustments related to noncontrolling interests	1,810	1,254
Distributable Earnings (Loss) attributable to BrightSpire Capital, Inc. common stockholders and noncontrolling interest of the Operating Partnership	$ 22,940	$ (58,674)
Distributable Earnings (Loss) per share[1]	$ 0.17	$ (0.44)
Weighted average number of common shares and OP units[1]	132,841	132,807

Reconciliation of Distributable Earnings (Loss) to Adjusted Distributable Earnings

	Three Months Ended December 31, 2021	Year Ended December 31, 2021
Distributable Earnings (Loss) attributable to BrightSpire Capital, Inc. common stockholders and noncontrolling interest of the Operating Partnership	$ 22,940	$ (58,674)
Adjustments:		
Fair value adjustments	-	133,200
Realized loss on CRE debt securities and B-pieces	12,040	38,842
Realized (gain) loss on hedges	(155)	1,466
Specific loan reserves	1,251	1,251
Adjusted Distributable Earnings attributable to BrightSpire Capital, Inc. common stockholders and noncontrolling interest of the Operating Partnership	$ 36,077	$ 116,085
Adjusted Distributable Earnings per share[1]	$ 0.27	$ 0.87
Weighted average number of common shares and OP units[1]	132,841	132,807

BRIGHTSPIRE CAPITAL

In thousands, except per share data; as of December 31, 2021, unless otherwise stated; Unaudited

1. The Company calculates Distributable Earnings (Loss) and Adjusted Distributable Earnings per share, which are non-GAAP financial measures, based on a weighted average number of common shares and OP units (held by members other than the Company or its subsidiaries). For the three months ended December 31, 2021, the weighted average number of common shares and OP units was approximately 132.8 million; includes 3.1 million of OP units

THANK YOU

BRIGHTSPIRE CAPITAL